Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-262059) and Form S-8 (Nos. 333-218662, 333-225947, and 333-265086), as amended, of Medicine Man Technologies, Inc. of our report dated August 17, 2023 relating to the financial statements of Everest Apothecary, Inc. as of June 1, 2023 appearing in Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K of Medicine Man Technologies, Inc.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

August 17, 2023